Exhibit 10.3
AMENDING AGREEMENT NO. 2

THIS AMENDING AGREEMENT NO. 2 (this “Amending Agreement”) is made as of June June 8, 2017 between the parties to the Credit Agreement (as hereinafter defined).

WHEREAS:

A.Reference is made to the credit agreement dated as of August 4, 2015 between, inter alios, Silver Standard Resources Inc., as borrower (the “Borrower”), the lenders from time to time party thereto (the “Lenders”), and Canadian Imperial Bank of Commerce, as administrative agent (the “Agent”), as amended by amending agreement no. 1 dated as of May 31, 2016 (collectively, the “Credit Agreement”)

B.The Borrower, the Lenders and the Agent wish to amend the Credit Agreement on the terms and conditions set out herein.

NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the mutual covenants and agreements contained in this Amending Agreement and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto agree as follows:

ARTICLE 1
INTERPRETATION

1.1One Amending Agreement. This Amending Agreement amends the Credit Agreement. This Amending Agreement and the Credit Agreement shall be read, interpreted, construed and have effect as, and shall constitute, one agreement with the same effect as if the amendments made by this Amending Agreement had been contained in the Credit Agreement as of the date of this Amending Agreement.

1.2Defined Terms. In this Amending Agreement, unless something in the subject matter or context is inconsistent:

(a)terms defined in the description of the parties or in the recitals have the respective meanings given to them in the description or recitals, as applicable; and

(b)all other capitalized terms have the respective meanings given to them in the Credit Agreement as amended by Article Two of this Amending Agreement (collectively, the “Amended Credit Agreement”).

1.3Headings. The headings of the Articles and Sections of this Amending Agreement are inserted for convenience of reference only and shall not affect the construction or interpretation of this Amending Agreement.

1.4References. All references to Articles, Sections, Exhibits and Schedules, unless otherwise specified, are to Articles, Sections, Exhibits and Schedules of the Credit Agreement.

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SSRM Amending Agreement No. 2

ARTICLE 2
AMENDMENTS

2.1New Definitions. The following definitions are added to Section l.1 in alphabetical order:

“Additional Commitment” has the meaning set out in Section 2.1(2)(a).
“Additional Commitment Agreement” means an agreement in the form of Exhibit E. “Additional Lender” has the meaning set out in Section 2.1(2)(b).
“Available Cash” means, at any time, the aggregate cash and Cash Equivalents of the Borrower:
(a)over which the Administrative Agent has a first-priority Lien; and
(b)that are on deposit:
(i)with the Administrative Agent
(ii)in Canada with a Lender; or
(iii)with a financial institution with which the Administrative Agent has a deposit account control agreement with respect thereto, determined on a Consolidated basis as at such time.
“Available Liquidity” means, at any time, an amount equal to the sum of:
(a)Available Cash; plus

(b)the excess amount of the aggregate Commitments over the aggregate Credit Exposure, if any,

in each case determined as at such time.
“Chinchillas Project” means the silver project of Valle Del Cura S.A. located in Jujuy Province, northern Argentina, commonly known as the Chinchillas project, and all assets, property and undertaking used, intended for use in, or forming part of, such project.
“Fundamental Change” has the meaning set out in the Permitted Notes. “Investment Cap” means, at any time, an amount equal to the sum of: (a)    U.S.$30,000,000; plus
(b)    the aggregate net after-tax proceeds realized by the Borrower from the sale of publicly traded Equity Securities between the Second Amendment Date and such time.

23112834.19

SSRM Amending Agreement No. 2

Exhibit 10.3

“JV Agreement” means the business combination agreement dated September 30, 2015 between the Borrower, 1049708 B.C. Ltd., Valle del Cura S.A., Golden Arrow Resources Corporation and Mina Pirquitas, LLC, as amended on March 30, 2017, and as may be further amended, supplemented, restated or otherwise modified from time to time.
“JVco” means Puna Operations Inc., which pursuant to the JV Agreement shall own 100% of the outstanding Equity Securities of Golden Arrow Resources Corporation and Mina Pirquitas, LLC and initially be owned 75% by the Borrower and 25% by 1049708
B.C. Ltd.

“Payment” means, with respect to any Indebtedness, (a) any payment or distribution by any Person of cash, securities, or other form of property, including by the exercise of a right of set-off or in any other manner, on account of such Indebtedness, or (b) any redemption, purchase or other acquisition of such Indebtedness by the Person owing such Indebtedness.
“Permitted Notes Refinancing” means:
(a)the extension of all redemption dates of the Permitted Notes to not less than six months beyond June 8, 2020 such that no principal shall be mandatorily repayable on a non-accelerated basis prior to such time; or

(b)the Payment in full of all Permitted Note Indebtedness (as permitted hereunder) such that the Permitted Notes outstanding on the Second Amendment Date are retired.
“Permitted Notes Reference Date” means October 1, 2019.
“Permitted Repayment” means any Payment of Permitted Note Indebtedness:
(a)made with respect to scheduled interest;

(b)made by way of conversion into Equity Securities issued by the Borrower;

(c)funded with the net proceeds of Equity Securities or other Permitted Notes issued by the Borrower;

(d)if, immediately following such Payment, Available Liquidity would be greater than U.S.$100,000,000; and

(e)made by virtue of the exercise by a holder of Permitted Notes of its redemption right exercisable on February 1, 2020.

“Pitarrilla Project” means the silver, lead, and zinc project of Silver Standard Durango, S.A. de C.V located within the Municipality of Inde, on the eastern flank of the Sierra Madre Occidental mountain range in the central part of Durango State, Mexico and all assets, property and undertaking used, intended for use in, or forming part of, such project.

23112834.19

SSRM Amending Agreement No. 2

Exhibit 10.3

“Pre-Signing Moratorium Obligations” has the meaning set out in the JV Agreement as in effect on the Second Amendment Date.
“Post-Signing Moratorium Obligations” has the meaning set out in the JV Agreement as in effect on the Second Amendment Date.
“Refi Plan” means a plan as to how the Borrower intends to achieve the Permitted Notes Refinancing, such plan to include detailed timelines.
“San Luis Project” means the gold and silver project of Reliant Ventures S.A.C. located in the Ancash Department, central Peru, and all assets, property and undertaking used, intended for use in, or forming part of, such project.
“Seabee Project” means the gold mine complex of Claude Resources Inc. located in the Province of Saskatchewan commonly known as “the Seabee Gold Operation”, and all assets, property and undertaking used, intended for use in, or forming part of, such complex.

“Seabee Project Approvals” means, at any time, all Seabee Project Authorizations and Seabee Project Mining Rights as at such time.

“Seabee Project Assets” means all assets, property and undertaking (whether real or personal, tangible or intangible) which are used or intended for use in, forming part of, or attributable to, the Seabee Project. For the avoidance of doubt, the Seabee Project Assets shall include: (i) the Seabee Project Real Property and the mineral deposits covered thereby; (ii) all Seabee Project Saleable Product; (iii) all associated beneficiation facilities, together with all plant sites, waste dumps, ore dumps, crushing circuits, power supply systems and ancillary and infrastructure facilities; (iv) all required insurance with respect to the Seabee Project; (v) all plant and mobile equipment; (vi) the Seabee Project Approvals, and (vii) all proceeds derived from the Seabee Project.

“Seabee Project Authorizations” means, at any time, all Authorizations necessary for the development, operation and maintenance of the Seabee Project in accordance with, and as then contemplated by, the Life of Mine Plan.

“Seabee Project Leases” means all surface and mineral leases and leasehold interests constituting part of the Seabee Project including, without limitation, the Seabee Surface Lease Agreement .

“Seabee Mining Rights” means, at any time, all Mining Rights necessary for the development, operation and maintenance of the Seabee Project in accordance with, and as then contemplated by, the Life of Mine Plan, including the Seabee Project Leases.

“Seabee Project Real Property” means all lands and real property owned, held or used with respect to or in connection with the Seabee Project, including all patented mining claims, patented millsite claims, fee interests, unpatented mining claims (whether lode or placer), unpatented millsite claims, tunnel sites and rights, amended claims, relocated claims, leasehold interests (including the Seabee Project Leases), mineral interests, option rights, rights of use, easements, water rights and other real property interests (whether surface, underground, mineral, or other).

23112834.19

SSRM Amending Agreement No. 2

Exhibit 10.3

“Seabee Project Saleable Product” means all present and future gold (including without limitation gold bearing material, dore bullion and refined gold) mined, extracted, and derived from the Seabee Project.

“Seabee Surface Lease Agreement” means the surface lease agreement dated as of March 29, 2010 between the Government of Saskatewan and Claude Resources Inc., as amended by an addendum dated April 1, 2014, and as further amended, restated, supplemented or otherwise modified from time to time.

“Second Amendment Date” means June 8, 2017
2.2Additional Commitment Agreement. Exhibit E to the Credit Agreement is added in the form attached hereto as Exhibit A.

2.3Applicable Margin Definition. The definition of Applicable Margin in Section 1.1 is deleted in its entirety, and replaced with the following:

“Applicable Margin” means the applicable rate per annum, expressed as a percentage, set out in the relevant column and row of the table below, based on the Net Leverage Ratio as at the most recent Quarterly Date with respect to which the Borrower has delivered financial information to the Administrative Agent pursuant to Section 5.1(1).

Row	Net Leverage Ratio	B/A Borrowing, LIBO Rate Loan or Financial Letter of Credit	Canadian Prime Loan or Base Rate Loan	Non- Financial Letter of Credit	Standby Fee
1	< 1.0x	225 bps	125 bps	150 bps	50.63 bps
2	≥1.0x and < 1.5x	250 bps	150 bps	166.67 bps	56.25 bps
3	≥1.5x and < 2.5x	275 bps	175 bps	183.33 bps	61.88 bps
4	≥2.5x	375 bps	275 bps	250 bps	84.38 bps

As of the Second Amendment Date, the Applicable Margin shall be the margin provided for in Row 1 of the above grid; provided that the Applicable Margin with respect to any B/A Borrowing outstanding on the Second Amendment Date shall remain the Applicable Margin in effect prior to the Second Amendment Date until the rollover or conversion of such B/A Borrowing. Thereafter, the Applicable Margin shall change (to the extent necessary, if any) on the first Business Day following the next last date on which the financial statements and Compliance Certificate of the Borrower are required to be delivered to the Administrative Agent pursuant to Section 5.1(1) to reflect any change in the Net Leverage Ratio effective as of the date of such financial statements, based upon

23112834.19

SSRM Amending Agreement No. 2

Exhibit 10.3

the financial statements for the immediately preceding Rolling Period, or if such day is not a Business Day, then the first Business Day thereafter. Notwithstanding the foregoing, if at any time the Borrower fails to deliver financial statements and the certificate of the Borrower as required by Section 5.1(1) on or before the date required pursuant to Section 5.1(1) (without regard to grace periods), the Applicable Margin shall be the highest margins provided for in the above grid from the date such financial statements are due pursuant to Section 5.1(1) (without regard to grace periods) through the date the Administrative Agent receives all financial statements and certificates that are then due pursuant to Section 5.1(1), at which time the Applicable Margin shall again be set out in accordance with the above grid.

2.4Change of Control. The definition of Change of Control in Section 1.1 is deleted in its entirety and replaced with the following:

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group of Persons acting jointly or otherwise in concert, of Equity Securities of the Borrower representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Securities of the Borrower, (b) the occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated, (c) the acquisition of direct or indirect Control of the Borrower by any Person or group of Persons acting jointly or otherwise in concert, or (d) any Fundamental Change.

2.5Fee Letter. The definition of Fee Letter in Section 1.1 is deleted in its entirety, and replaced with the following:

“Fee Letter” means the fee letter dated as of June 8, 2017 among Canadian Imperial Bank of Commerce and the Borrower relating to the payment of certain structuring and arrangement fees.
2.6Investments. The definition of Investments in Section 1.1 is amended by adding by deleting the proviso at the end thereof and replacing it with the following:

provided that (i) an Acquisition shall not constitute an Investment, and (ii) contributions made to JVco to fund Pre-Signing Moratorium Obligations and the Borrower’s share of Post-Signing Moratorium Obligations shall not constitute Investments.

2.7Maturity Date. The definition of Maturity Date in Section 1.1 is deleted in its entirety, and replaced with the following:

“Maturity Date” means June 8, 2020, as such date may be extended from time to time pursuant to Section 2.6.

2.8Material Subsidiary. The definition of Material Subsidiary in Section 1.1 is deleted in its entirety and replaced with the following:

23112834.19

SSRM Amending Agreement No. 2

Exhibit 10.3

“Material Subsidiary” means:

(a)Silver Standard Canada Holdings Ltd., Silver Standard US Holdings Inc., Silver Standard Marigold Inc., Intertrade Metals Limited Partnership, Intertrade Metals Corp., Silver Standard Ventures Inc., Silver Standard Durango, S.A. de C.V., Marigold Mining Company and Claude Resources Inc.;

(b)each other present and future Subsidiary that at any time:

(i)has consolidated net tangible assets in excess of an amount equal to 5% of the net tangible assets of the Borrower at such time, determined on a Consolidated basis; or

(ii)has a subsidiary that is a Material Subsidiary; and

(c)any other Subsidiary designated as such in writing by the Borrower to the Administrative Agent;

provided that once a Subsidiary satisfies any of the tests set out in this definition, such Person shall at all times thereafter be a Material Subsidiary, regardless of whether it subsequently satisfies any of such tests. Notwithstanding the foregoing, JVco, Mina Pirquitas, LLC and Mina Pirquitas, LLC Sucursal Argentina (i.e., the Argentinian branch of Mina Pirquitas, LLC) and any other subsidiaries of JVco shall at no time constitute Material Subsidiaries.
2.9Permitted Intercompany Investments. The definition of Permitted Intercompany Investments in Section 1.1 is deleted in its entirety and replaced with the following:

“Permitted Intercompany Investments” means an Investment by a Credit Party in any of the following:
(a)Equity Securities of any Affiliates;
(b)any Subsidiary by way of capital contribution; or
(c)loans or advances to any Affiliates;
provided that Investments in JVco shall not constitute Permitted Intercompany Investments.
2.10Permitted Liens. The definition of “Permitted Liens is amended by adding the word “and” to the end of clause (x) and adding the following clause (y):

(y)    Liens to secure Indebtedness to the extent permitted by Section 6.1(1)(p);
2.11Non-Recourse Project Indebtedness. The definition of Non-Recourse Project Indebtedness in Section 1.1 is deleted in its entirety, and replaced with the following:

“Non-Recourse Project Indebtedness” of any Person means any Indebtedness of such Person with respect to which recourse for payment is limited to project assets (other than

23112834.19

SSRM Amending Agreement No. 2

Exhibit 10.3

Marigold Project Assets and Seabee Project Assets) encumbered by a Lien securing such Indebtedness (including, for the avoidance of doubt, project inventory and receivables) and the traceable proceeds thereof; provided, however, that personal recourse of a holder of Indebtedness against any obligor with respect thereto for fraud, misrepresentation, misapplication of cash, waste and other circumstances customarily excluded from non-recourse provisions in non-recourse financing shall not, by itself, prevent any Indebtedness from being characterized as Non-Recourse Project Indebtedness, provided further, that if a recourse claim is made in connection therewith, such claim shall no longer constitute Non-Recourse Project Indebtedness for the purposes of this Agreement.

2.12Reduction Date Definition. The definition of “Reduction Date” is deleted from Section 1.1.

2.13Commitments. Section 2.1 is deleted in its entirety, and replaced with the following:

2.1Commitments.

(1)Initial Commitments. Subject to the terms and conditions set forth herein, each Lender commits to make Loans to the Borrower from time to time during the period commencing on the Closing Date and ending on the Maturity Date in an aggregate outstanding principal amount equal to the amount set forth beside such Lender’s name in Schedule 2.1 under the heading “Commitment”, provided that a Lender shall not be required to extend further credit hereunder if such extension would result in (a) such Lender’s Credit Exposure exceeding such Lender’s Commitment, or (b) the aggregate Credit Exposures exceeding the aggregate Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, repay and reborrow Loans.
(2)Additional Commitments.

(a)Subject to the terms and conditions hereof, at any time after the Second Amendment Date and prior to the Maturity Date, provided that no Event of Default has occurred and is continuing and that the Borrower is in pro forma compliance with the financial covenants in Section 5.1(12) (assuming the full incurrence and application of the new Indebtedness in question), the Borrower may request that the Lenders or any other Persons provide additional Commitments (each, an “Additional Commitment”) which shall serve to increase the Credit, such that further Loans become available thereunder upon identical terms and conditions.

(b)Any Additional Commitment shall be documented pursuant to an Additional Commitment Agreement executed by the Borrower, the Person providing the Additional Commitment (the “Additional Lender”) and the Administrative Agent. Upon satisfaction of the conditions precedent set out therein, (i) the Additional Commitment in question shall become effective, (ii) the Agent shall promptly notify each Lender as to such agreement, and (iii) Schedule 2.1 shall be deemed to be modified accordingly.

23112834.19

SSRM Amending Agreement No. 2

Exhibit 10.3

(c)Notwithstanding anything to the contrary in this Agreement:

(i)no Additional Commitment shall require the consent of any Lender other than the Additional Lender in question, but each Additional Commitment shall require the approval of the Administrative Agent, not to be unreasonably withheld;

(ii)no Lender shall have any obligation to participate in any Additional Commitment unless it agrees to do so in its sole discretion;

(iii)no Lender shall have the right to participate in any Additional Commitment or receive prior notice thereof, regardless of the fact that its share in the aggregate Commitments is reduced thereby;

(iv)the aggregate amount of all Additional Commitments shall not exceed U.S.$25,000,000;

(v)the aggregate amount of all Additional Commitments requested at any one time shall not be less than U.S.$10,000,000; and

(vi)the Borrower may pay such up-front, arrangement or other fees as may be agreed by the Administrative Agent and any Additional Lender in connection with the provision by such Additional Lender of an Additional Commitment.

(d)For greater certainty, any Additional Lender shall be entitled to share pro rata in any prepayments made by the Borrower pursuant to Section 2.9, and the obligations of the Credit Parties under any such Additional Commitment shall be secured pari passu with the other obligations of the Credit Parties under the Loan Documents.

2.14Repayment of Loans. Section 2.7 is deleted in its entirety, and replaced with the following:

2.7    Repayment of Loans. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the Lenders the outstanding principal amount of the Loans on the Maturity Date; provided that, if the Permitted Note Refinancing has not occurred before:

(a)January 2, 2020 then the Borrower unconditionally promises to, on such date, pay to the Administrative Agent for the account of the Lenders the outstanding principal amount of the Loans such that (subject to clause (b) below) all Commitments become undrawn; and

(b)January 27, 2020 then the Borrower unconditionally promises to, on such date, provide Cover for all of the LC Exposure.

23112834.19

SSRM Amending Agreement No. 2

Exhibit 10.3

2.15Standby Fees. Section 2.10(1) is amended by adding the following sentence to the end thereof:

Notwithstanding the foregoing, such standby fee shall not apply at any time when the condition set out in Section 4.2(d) is not satisfied.
2.16Conditions. Section 4.2 is amended by moving the word “and” from the end of clause (b) to the end of clause (c) and adding the following new clause (d):

(d)    at any time from January 2, 2020 until February 2, 2020, the Permitted Note Refinancing shall have occurred.

2.17Mineral Resources and Reserves Report. Section 5.1 (1) is amended by moving word “and” from the end of clause (j) to the end of clause (k), and adding the following clause (l):

(l)    on or before the 90th day of each Fiscal Year, a report with respect to the mineral reserves and mineral resources of the Borrower, determined as at the end of such Fiscal Year on a Consolidated basis, in the substantially the form historically made public by the Borrower.

2.18Permitted Notes. The following Subsection (14) is inserted into Section 5.1, and the existing Subsections (14) – (22) renumbered accordingly:

(14)Permitted Notes Refinancing. On or before August 1, 2019, the Borrower shall provide the Administrative Agent and the Lenders with the Refi Plan.

2.19Available Liquidity. The following clause (d) is added to Section 5.1(12):

(d)    Available Liquidity. At all times from and after the Permitted Notes Reference Date to and including February 2, 2020, maintain Available Liquidity of not less than U.S.$100,000,000.

2.20Marigold Covenants. Section 5.1(21) is deleted in its entirety and replaced with “[Intentionally Deleted]”.

2.21Indebtedness. Section 6.1(1) is amended by:

(a)deleting the reference in clause (b) to “U.S.$20,000,000” and replacing it with “U.S.$30,000,000”;

(b)deleting the reference in clause (i) to “U.S.$20,000,000” and replacing it with “U.S.$30,000,000”

(c)moving the word “and” from the end of clause (n) to the end of clause (o); and

(d)adding a new clause (p) as follows:

(p)    other secured Indebtedness in an aggregate principal amount not exceeding U.S.$20,000,000 at any time outstanding;

23112834.19

SSRM Amending Agreement No. 2

Exhibit 10.3

2.22Restricted Payments. Section 6.1(9) is amended by deleting clause (f) in its entirety and replacing it with the following:

(f)    the Borrower may make a Permitted Repayment.
2.23Asset Dispositions. Section 6.1(5) is deleted in its entirety and replaced with the following:

(5)Asset Dispositions. The Borrower shall not, and shall not permit any other Credit Party to, make any Asset Disposition, except where the aggregate book value of the subject matter of all Asset Dispositions in any Fiscal Year would not exceed an amount equal to 5% of the Tangible Net Worth as at the beginning of such Fiscal Year; provided that the sale of an direct or indirect interest in the San Luis Project, the Chinchillas Project, the Pitarrilla Project or the Pirquitas Project (or any portion thereof) shall not be included in determining such cap, such that any such sale is unrestricted.

2.24Investments. Section 6.1(6) is amended by deleting it in its entirety and replacing it with the following:

(6)Investments. The Borrower shall not, and shall not permit any other Credit Party to, make or permit to exist any Investment other than:

(a)Investments in Cash Equivalents;

(b)Investments held as at the Closing Date (including any appreciation or dividends thereon);

(c)Investments held as at the Second Amendment Date (including any appreciation or dividends thereon) plus any Equity Securities or joint venture interests obtained as a result of the exercise of any option held as at the Second Amendment Date;

(d)Permitted Intercompany Investments;

(e)investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

(f)advances in the form of a prepayment of expenses to vendors, suppliers and trade creditors consistent with their past practices, so long as such expenses were incurred in the ordinary course of business of the Credit Parties;

(g)Investments in JVco made by way of (i) Equity Securities issued by Mina Pirquitas LLC, or (ii) cash in an aggregate amount of up to U.S.$100,000,000; or

(h)other Investments in Equity Securities or joint ventures, in each case where the issuer or business is in the mining sector, where the aggregate cash amount

23112834.19

SSRM Amending Agreement No. 2

Exhibit 10.3

thereof from and after the Second Amendment Date does not exceed the Investment Cap.

2.25Hedge Arrangements. Section 6.1(8) is amended by deleting the reference to “U.S.$3,000,000” in the last sentence thereof and replacing it with “U.S.$5,000,000”.

2.26Royalty Agreements. Section 6.1(20) is deleted in its entirety and replaced with the following:

(20)    Royalty Agreements. The Borrower shall not permit Marigold Mining Company to amend or modify the Existing Royalty Agreements in any manner that increases or accelerates (or may potentially increase or accelerate) its liabilities thereunder; provided that the UNR Lease may be amended to allow for an increased upfront payment or annual instalment payments (or any combination thereof) in an aggregate amount of not more than U.S.$30,000,000 in return for a decrease in the production royalty.
2.27Events of Default. Section 7.1(d) is deleted in its entirety and replaced with the following:

(d)    the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.1(1)(d)(i) (notice of Default or Event of Default), Section 5.1(2) (Existence; Conduct of Business), Section 5.1(7) (Use of Proceeds and Letters of Credit), Section 5.1(12) (Financial Covenants), Section 5.1(14) (Permitted Notes) or in Article 6 (or any negative covenant in any other Loan Document).

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

3.1Confirmation of Representations. The Borrower represents and warrants that, as at the date of this Amending Agreement and assuming that the amendments made to the Credit Agreement by this Amending Agreement have become effective:

(a)this Amending Agreement and the Confirmation appended hereto has been duly authorized, executed and delivered by each of the signatory Credit Parties;

(b)the Credit Agreement, as amended hereby, constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditor’s rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(c)no Default or Event of Default has occurred and is continuing; and

23112834.19

SSRM Amending Agreement No. 2

Exhibit 10.3

(d)the representations and warranties contained in Article 3 (other than those that are made particular to a specific date) are true and correct as if made on the date hereof.

ARTICLE 4
CONDITIONS

4.1Conditions Precedent. This Amending Agreement shall become effective on the date upon which there has been receipt by the Administrative Agent of:

(a)a counterpart of this Amending Agreement executed by each party hereto;

(b)a counterpart of the Confirmation appended to this Amending Agreement, executed by each Guarantor;

(c)a counterpart of the Fee Letter executed by each party thereto; and

(d)payment by the Borrower of (i) an upfront fee of U.S.$145,417.81 for the account of the Lenders, and (ii) all fees and other amounts due and payable on or prior to the Second Amendment Date pursuant to the Fee Letter.

For the avoidance of doubt, upon and regardless of the date on which such conditions precedent are met, the effective date of this Amending Agreement will be as of June 8, 2017.

ARTICLE 5
GENERAL

5.1Confirmation. Except as specifically stated herein, the Credit Agreement and the other Loan Documents shall continue in full force and effect in accordance with the provisions thereof. All Secured Liabilities under the Credit Agreement shall be continuing with only the terms thereof being modified as provided in this Amending Agreement, and this Amending Agreement shall not evidence or result in a novation of such Secured Liabilities.

5.2Interpretation. All references to the “this Agreement” or the “Credit Agreement” and all similar references in any of the other Loan Documents shall hereafter include, mean and be a reference to the Amended Credit Agreement without any requirement to amend such Loan Documents. This Amending Agreement shall constitute a “Loan Document” under, and as defined in, the Credit Agreement.

5.3Binding Nature. This Amending Agreement shall enure to the benefit of and be binding upon the Borrower, the Lenders and the Administrative Agent and their respective successors and permitted assigns.

5.4Conflicts. If, after the date of this Amending Agreement, any provision of this Amending Agreement is inconsistent with any provision of the Credit Agreement, the relevant provision of this Amending Agreement shall prevail.

5.5Governing Law. This Amending Agreement will be governed by and construed in

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SSRM Amending Agreement No. 2

Exhibit 10.3

accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

5.6Counterpart and Facsimile. This Amending Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed signature page to this Amending Agreement by any party by facsimile or other form of electronic transmission shall be as effective as delivery of a manually executed copy of this Amending Agreement by such party.

[signatures on the following pages]

23112834.19

SSRM Amending Agreement No. 2

S-1

IN WITNESS WHEREOF the undersigned has caused this Amending Agreement to be duly executed as of the date set out on the first page.

CANADIAN IMPERIAL BANK OF COMMERCE,
As Lender and Administrative Agent

By:     /s/ Peter Rawlins
Name:        Peter Rawlins
Title:        Managing Director

By:     /s/ Jens Paterson
Name:        Jens Paterson
Title:        Executive Director

SSRM Amending Agreement No. 2

S-2

IN WITNESS WHEREOF the undersigned has caused this Amending Agreement to be duly executed as of the date set out on the first page.

THE BANK OF NOVA SCOTIA,
as Lender

By:     /s/ Kurt Foellmer
Name:        Kurt Foellmer
Title:        Director

By:     /s/ Stephen MacNeil
Name:        Stephen MacNeil
Title:        Associate Director

SSRM Amending Agreement No. 2

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IN WITNESS WHEREOF the undersigned has caused this Amending Agreement to be duly executed as of the date set out on the first page.

BANK OF MONTREAL,
as Lender

By:     /s/ Bob Deol
Name:    Bob Deol
Title:     Director

SSRM Amending Agreement No. 2

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IN WITNESS WHEREOF the undersigned has caused this Amending Agreement to be duly executed as of the date set out on the first page.

SILVER STANDARD RESOURCES INC.

By:     /s/ Gregory J. Martin
Name:    Gregory J. Martin
Title:    Senior Vice President and Chief Financial Officer

SSRM Amending Agreement No. 2

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CONFIRMATION

Each undersigned Guarantor acknowledges and irrevocably consents to the terms of the Amending Agreement. Each undersigned Guarantor further represents, warrants, and confirms to the Agent, for the benefit of each Secured Party, that:

(a)the Group Guarantee and the guarantees and indemnities granted thereunder continue in full force and effect in accordance with their terms notwithstanding the Amending Agreement and the amendments to the Credit Agreement effected thereby;

(b)such guarantees and indemnities extend to the indebtedness, liabilities and obligations of the Borrower under the Amended Credit Agreement;

(c)the Security Documents and the Liens granted thereunder continue in full force and effect in accordance with their terms notwithstanding the Amending Agreement and the amendments to the Credit Agreement effected thereby;

(d)the secured liabilities described in the Security Documents include indebtedness, liabilities and obligations arising under or in relation to the Amended Credit Agreement, and the Liens granted thereunder extend thereto; and

(e)all references to the ''this Agreement" or the "Credit Agreement" and all similar references in any of the other Loan Documents shall hereafter mean and be a reference to the Amended Credit Agreement without any requirement to amend such Loan Documents.

SILVER STANDARD RESOURCES INC. SILVER STANDARD US HOLDINGS INC. SILVER STANDARD MARIGOLD INC.
INTERTRADE METALS LIMITED PARTNERSHIP SILVER STANDARD VENTURES INC.
SILVER STANDARD DURANGO, S.A. DE C.V. MARIGOLD MINING COMPANY
CLAUDE RESOURCES INC.
in each case by its authorized signatory

    /s/ Gregory J. Martin
Name: Gregory J. Martin

SSRM Amending Agreement No. 2

Exhibit A

EXHIBIT E

FORM OF ADDITIONAL COMMITMENT AGREEMENT

Canadian Imperial Bank of Commerce 5th Floor, Atrium on Bay
595 Bay Street Toronto, Ontario M5G 2C2

Attention:    Leanne Third Neermala Hurry Wilma Sevilleja

Ladies and Gentlemen:

Reference is made to the credit agreement dated as of August 4, 2015, as amended by amending agreement no. 1 dated May 31, 2016 and amending agreement no. 2 dated as of June 8, 2017 (as further amended, supplemented or restated from time to time, the “Credit Agreement”, the terms defined therein being used herein as therein defined) among Silver Standard Resources Inc., as borrower (the “Borrower”), the financial institutions from time to time party thereto, as lenders (the “Lenders”), and Canadian Imperial Bank of Commerce, as administrative agent, sole lead arranger, sole bookrunner, and issuing bank (in its capacity as administrative agent, the “Agent”).

1.Each of the undersigned financial institutions (each, an “Additional Lender”) hereby severally agrees to provide the Additional Commitment set forth opposite its name on Annex I (for each such Additional Lender, its “Additional Commitment”). Each Additional Commitment provided pursuant to this letter agreement (this “Agreement”) shall be subject to all of the terms and conditions set forth in the Credit Agreement, including, without limitation, Section 2.1(2) thereof. Each Additional Lender agrees that, from and after the Effective Date (as defined below), such Additional Lender shall be obligated to make Loans under the Revolving Credit upon the terms, and subject to the conditions, set forth in the Credit Agreement and in this Agreement.

2.Each party to this Agreement acknowledges and agrees that (i) the Additional Commitments provided pursuant to this Agreement shall constitute (and serve to increase) the Revolving Credit Commitments such that further Revolving Loans become available thereunder upon identical terms and conditions, (ii) with respect to the Additional Commitment provided by any Additional Lender pursuant to this Agreement, such Additional Lender shall receive from the Borrower such up-front, arrangement and/or other fees, if any, as may be separately agreed to in writing by the Borrower, the Agent and such Additional Lender, all of which fees shall be due and payable to such Additional Lender on the terms and conditions set forth in each such separate agreement, and (iii) from and after the Effective Date, each Additional Lender shall be a Lender under and as defined in the Credit Agreement for the purposes of the Credit Agreement and for all of the Loan Documents and shall be bound by the terms, conditions and covenants and shall be entitled to the benefits thereof as if it were an original Lender and signatory with a Commitment equal to such Additional Lender’s Additional Commitment (plus, if such Additional Lender is already a Lender, such Lender’s Commitment immediately prior to giving effect to the increase thereof pursuant to this Agreement).

23112834.19    SSRM Amending Agreement No.2

3.Each Additional Lender, to the extent not already a party to the Credit Agreement as a Lender thereunder, acknowledges and agrees that (i) it is not a Defaulting Lender, (ii) it has received a copy of the Credit Agreement and the other Loan Documents, (iii) it has, independently and without reliance upon the Agent or any other Lender and on the basis of such documents and information as it deems appropriate, made its own credit analysis and decision regarding this Agreement and the Credit Agreement, and (iv) except for documents referred to in the preceding clause (ii) (which it has already received) the Agent shall not have any duty to provide such Additional Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower or any third party, except as specified in the Credit Agreement.

4.The Borrower acknowledges and agrees that (i) it shall be liable for all indebtedness, obligations and other liabilities (“Obligations”) with respect to the Additional Commitments provided hereby, including, without limitation, all Loans made pursuant thereto, and (ii) all such Obligations shall be entitled to the benefits of the Security Documents.

5.The Borrower represents and warrants to the Agent and the Lenders that

(i)no Default or Event of Default has occurred and is continuing and all of the representations and warranties contained in the Credit Agreement and in the other Loan Documents are true and correct on and as of the Effective Date as though made on and as of the Effective Date (except where made only as of an earlier date or as disclosed to and accepted by the Lenders prior to the Effective Date); and

(ii)the Borrower is in pro forma compliance with the financial covenants contained in Section 5.1(12) of the Credit Agreement (assuming the full incurrence of the new Indebtedness in question) as of the Effective Date.

6.This Agreement shall be effective on the date (the “Effective Date”) on which each of the following conditions has been satisfied:

(i)payment of all fees required to be paid in connection herewith (including, without limitation, any agreed upon up-front, arrangement and/or other fees, if any, owing to the Additional Lenders and the Agent (or any affiliate thereof)) or due and owing to the Agent or the Lenders pursuant to the Credit Agreement;

(ii)the Agent shall have received (A) an executed counterpart of this Agreement duly executed by the Borrower prior to the close of business on the Return Date (as defined below), (B) acknowledgements executed by each Guarantor, acknowledging that the Additional Commitments contemplated hereby and all Loans to be incurred pursuant thereto shall be entitled to the benefits of the Security Documents on the same basis as the other Borrowings made pursuant to the Credit Agreement, (C) an opinion or opinions dated as of the Effective Date, in form and substance reasonably satisfactory to the Agent, from counsel to the Borrower and the Guarantors, covering such matters set forth in the opinions of counsel delivered to the Agent on the Closing Date pursuant to Section 4.1(4) of the Credit Agreement, and such other matters incident to the transactions contemplated hereby as the Agent may reasonably request, and (D) such other officers’ certificates, board of director resolutions and evidence of good standing as the Agent shall reasonably request.

7.This Agreement shall be governed by and interpreted and enforced in accordance with the Laws of the Province of Ontario and the Laws of Canada applicable therein.

8.This Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

9.This Agreement may be executed in any number of counterparts and delivered by facsimile or pdf formatted attachment to an email and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

10.The Borrower may accept this Agreement by signing in the space provided below and returning an executed counterpart hereof to the Agent before the close of business on [Date] (the “Return Date”). If the Borrower does not so accept this Agreement by such time, the Additional Commitments set forth in this Agreement shall be deemed cancelled.

11.After the execution and delivery to the Agent of a copy of this Agreement (including by way of counterparts and by facsimile or pdf email transmission) fully executed by the parties hereto, this Agreement may only be changed, modified or varied in accordance with the requirements for the modification of Loan Documents pursuant to Section 9.2(2) of the Credit Agreement. In the event of any conflict between the terms of this Agreement and those of the Credit Agreement, the terms of the Credit Agreement shall control.

[Remainder of this page left intentionally blank.]

Yours truly,
[NAME OF EACH ADDITIONAL LENDER]
By:
Name:
Title: